Exhibit 23.1

                     SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                          11300 ROCKVILLE PIKE, SUITE 8
                            ROCKVILLE, MARYLAND 20852



Consent of Independent Certified Public Accountants

                  As independent public accounts, we hereby consent to the incorporation of our report dated June 30, 2000 in this Registration Statement (Form SB-2) of LRS Capital, Inc.

/s/ Simon Krowitz Bolin & Associates P.A.
-----------------------------------------
Simon Krowitz Bolin & Associates P.A.


August 23, 2000